                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14C

                                 (RULE 14C-101)
                            SCHEDULE 14C INFORMATION


                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                           (Amendment No. __________)


Check the appropriate box:

a. [X] Preliminary Information Statement
b. [ ] Confidential, for Use of the Commission Only
       (as permitted by Rule l4c-5(d) (2))
c. [ ] Definitive Information Statement


                            SUPERIOR GALLERIES, INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):$______
     (4)  Proposed maximum aggregate value of transaction: $_____________
     (5)  Total fee paid: $_____________

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-ll(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: $______________
     (2)  Form, Schedule or Registration Statement No.: ______________
     (3)  Filing Party:___________________
     (4)  Date Filed: _____________

                            INFORMATION STATEMENT OF

                            SUPERIOR GALLERIES, INC.
                           9478 West Olympic Boulevard
                         Beverly Hills, California 90212
                                 (310) 203-9855
                               ------------------

                  THIS INFORMATION STATEMENT IS BEING PROVIDED
                       TO YOU BY THE BOARD OF DIRECTORS OF
                            SUPERIOR GALLERIES, INC.

                               ------------------

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

         Our Board of Directors is furnishing this information statement to all holders of record of the issued and outstanding shares of our common stock, $0.001 par value ("Common Stock"), and voting preferred stock, $0.001 par value ("Preferred Stock"), as of the close of business on August 15, 2005 (the "Record Date"), in connection with the authorization of the corporate actions described below by the written consent of the Company's Board of Directors on July 25, 2005, and the subsequent approval of such corporate action by the written consent, dated August ___, 2005, of those stockholders of the Company entitled to vote a majority of the shares of the Company's voting capital stock outstanding on such date. Stockholders holding in the aggregate 6,259,070, shares of voting stock, or 72.60% of the voting capital stock outstanding on such date, approved the corporate actions described below. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of these corporate actions before they take effect.

         This Information Statement is first being mailed or furnished to the stockholders of the Company on or about August ___, 2005, and the amendments described herein shall not become effective until at least 20 days thereafter.

                               ACTIONS BY BOARD OF
                                    DIRECTORS
                                       AND
                             CONSENTING STOCKHOLDERS

ACTION 1: AMENDMENT OF CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK

         Our Board of Directors and stockholders holding a majority of the outstanding shares of our voting stock have approved the proposed Amendment to our Certificate of Incorporation ("COI Amendment"), a copy of which is attached hereto as Appendix A, to effectuate an increase in the number of our authorized shares of Common Stock by increasing our authorized capital stock from 22,500,000 total shares, of which 12,500,000 shares are designated as Common Stock and 10,000,000 shares are designated as Preferred Stock, to 30,000,000 total shares, of which 20,000,000 shall be designated as Common Stock and 10,000,000 shall remain designated as Preferred Stock (the "Capital Stock Increase"). The reasons for, and general effect of, the amendment to the Company's Certificate of Incorporation is described in "AMENDMENT INCREASING THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S CAPITAL STOCK."

ACTION 2: AMENDMENT OF BYLAWS TO INCREASE AUTHORIZED NUMBER OF DIRECTORS

         Our Board of Directors and stockholders holding a majority of the outstanding shares of our voting stock have approved the proposed Amendment to our Bylaws ("Bylaw Amendment") to effectuate an increase in the authorized number of directors from 5 to a number between 5 and 9, inclusive, with the exact number to be set by the Board of Directors. The reasons for, and general effect of, the amendment to the Company's Bylaws is described in "AMENDMENT OF BYLAWS INCREASING THE NUMBER OF AUTHORIZED DIRECTORS."

VOTE REQUIRED UNDER DELAWARE GENERAL CORPORATION LAW

         Section 242 of the Delaware General Corporation Law requires us to obtain approval of the COI Amendment from the holders of a majority of our voting capital stock. Pursuant to Section 109 of the Delaware General Corporation Law and our Bylaws, the holders of a majority of our voting capital stock must also approve of the Bylaw Amendment. The COI Amendment and the Bylaw Amendment are collectively referred to herein as the "Amendments."

         We have two classes of capital stock outstanding, consisting of our Common Stock and our Preferred Stock, which will vote together as one class for purposes of approving the Amendments. Our presently outstanding Preferred Stock consists of four series, including our Series A Redeemable 8% Convertible Preferred Stock ("Series A Preferred Stock"), Series B $1.00 Convertible Preferred Stock ("Series B Preferred Stock"), Series D $1.00 Convertible Preferred Stock ("Series D Preferred Stock"), and Series E $1.00 Convertible Preferred Stock ("Series E Preferred Stock"). All of our outstanding Preferred Stock except the Series A Preferred Stock may vote on the Amendments. There are no dissenters' rights of appraisal with respect to the Amendments. For purposes hereof, the term "Voting Stock" means our common stock and all of our outstanding Preferred Stock other than the Series A Preferred Stock.

OWNERSHIP OF VOTING STOCK AS OF RECORD DATE

         Only the holders of record of our Voting Stock at the close of business on the Record Date are entitled to approve and adopt the Amendments. As of the Record Date, 8,622,978 shares of Voting Stock (consisting of 4,819,942 shares of Common Stock and 3,803,036 shares of voting Preferred Stock) were issued and outstanding and held of record by approximately 199 stockholders (197 holders of Common Stock and 2 holders of voting Preferred Stock). Of the Voting Stock, each share of Common Stock issued and outstanding on the Record Date is entitled to one vote with regard to the approval and adoption of the Amendments and each share of voting Preferred Stock issued and outstanding on the Record Date is entitled to the number of votes that is represented by the number of shares of Common Stock that such share of voting Preferred Stock would be convertible into as of the Record Date. Currently, each share of our Series B Preferred Stock is convertible into 0.506 shares of Common Stock, each share of our Series D Preferred Stock is convertible into 0.833 shares of Common Stock, and each share of our Series E Preferred Stock is convertible into 0.16667 shares of our Common Stock.

VOTE OBTAINED

         On July 25, 2005, our Board of Directors adopted resolutions authorizing and approving the Amendments and the implementation of the Capital Stock Increase and the Bylaw Amendment. The Board of Directors directed management to submit the Amendments to our stockholders for approval and reserved the right to abandon the Amendments at any time prior to the Effective Time (as defined below).

         Under the Delaware General Corporation Law, our stockholders may approve the Amendments without a meeting, without prior notice and without a vote if a written consent to the Amendments is signed by the holders of outstanding shares of Voting Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted. The holders of a majority of the outstanding shares of Voting Stock are Silvano DiGenova, who is our Chief Executive Officer and Chairman of the Board, and Stanford International Bank Limited, an affiliate of Stanford Group Company (collectively, the "Majority Group"). The members of the Majority Group have approved the Amendments by written consent dated effective as of August ____, 2005. Accordingly, your consent is not required and is not being solicited in connection with the Amendments.

GENERAL

         We will pay the expenses of furnishing this information statement, including the cost of preparing, assembling and mailing this information statement. We anticipate that this information statement will be sent or given on or about August ___, 2005 to the record holders of Voting Stock as of close of business on the Record Date, and that the Amendment will be filed with the Delaware Secretary of State and become effective no earlier than the twentieth day after this information statement is sent or given to those holders of Voting Stock.

                               ------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE CAPITAL STOCK INCREASE, PASSED UPON THE MERITS OR FAIRNESS OF THE CAPITAL STOCK INCREASE, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of July 25, 2005, certain information with respect to the beneficial ownership of our stock by (i) each of our executive officers named in the summary compensation table above, (ii) each of our directors, (iii) each person known to us to be the beneficial owner of more than 5% of each class of our outstanding voting securities, and (iv) all of our directors and executive officers as a group.

                                                                                                          Percentage of
              Name and Address                                                  Amount and Nature of          Stock
           of Beneficial Owner(1)                      Title of Class         Beneficial Ownership(2)     Outstanding(1)
--------------------------------------------   ----------------------------   -----------------------     --------------
Silvano DiGenova                               Common(3)                              2,050,764                  39.71%
                                               Series B Preferred Stock                 400,000                  11.76%
Paul Biberkraut                                Common(4)                                 28,750                   *
Lee Ittner                                     Common(5)                                 20,000                   *
David Rector                                   Common(4)                                 10,000                   *
Anthony Friscia                                --                                             0                   *
Larry Abbott                                   --                                             0                   *
Stanford International Bank Limited            Common(6)(7)                           4,950,806                  58.79%
c/o Stanford Venture Capital Holdings, Inc.    Series B Preferred Stock               3,000,000                  88.24%
6075 Poplar Avenue                             Series D Preferred Stock               2,000,000                 100.00%
Memphis, TN 38119                              Series E Preferred Stock               2,500,000                 100.00%
All Executive Officers and Directors           Common(3)8)                            2,109,514                  40.46%
   as a Group (6 persons)                      Series B Preferred Stock                 400,000                  11.76%

-------------------
*Less than one percent.

(1) The address for each of Messrs. DiGenova, Biberkraut, Ittner, Rector, Gollihugh and Friscia is 9478 West Olympic Blvd., Beverly Hills, California 90212. Messrs. DiGenova, Biberkraut, Ittner, Rector and Friscia are our current directors. Messrs. DiGenova, Biberkraut and Abbott are officers of the Company.
(2) Based upon information furnished to us by the directors and executive officers or obtained from our stock transfer books showing 4,819,942 shares of common stock outstanding as of July 25, 2005. We are informed that these persons hold the sole voting and dispositive power with respect to the common stock except as noted herein. For purposes of computing "beneficial ownership" and the percentage of outstanding common stock held by each person or group of persons named above as of July 25, 2005, any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing beneficial ownership and the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(3) Includes 142,500 shares of common stock issuable upon the exercise of options and warrants, 202,230 shares of common stock issuable upon the conversion of Series B Preferred Stock, all of which were convertible within 60 days of the date of this table, and 1,000 shares held by Mr. DiGenova's minor children, over which Mr. DiGenova exercises voting control.
(4) These shares of common stock are issuable upon the exercise of options that are exercisable within 60 days. (5) These shares of common stock include 10,000 shares issuable upon the exercise of options that are exercisable within 60 days.
(6) Voting and investment control of Stanford International Bank Limited ("SIBL") is held by R. Allen Stanford. SIBL is affiliated with Stanford Group Company, a broker-dealer. Stanford Financial Group Company, also an affiliate of SIBL, has provided us with a line of credit. SIBL and its predecessor in interest with respect to portions of these securities, Stanford Venture Capital Holdings, Inc., have represented to us that at the time that they acquired securities from us, they purchased these securities for investment and not with a view to the distribution thereof, and did not have any agreements or understandings, directly or indirectly, with any person to distribute these securities. We pay Stanford Group Company a management fee of $5,000 per month, provide auction services, and from time to time sell coins, to its affiliate, Stanford Coins & Bullion, Inc.
(7) Includes 1,517,472 shares of common stock issuable upon the conversion of Series B Preferred Stock, 1,666,667 shares of common stock issuable upon the conversion of Series D Preferred Stock, and 416,667 shares of common stock issuable upon the conversion of Series E Preferred Stock, all of which are currently convertible within the next 60 days. Also includes 600,000 shares of common stock owned by four employees of Stanford Venture Capital Holdings, Inc., Daniel Bogar, William Fusselmann, Osvaldo Pi and Ronald Stein, in equal amounts.
(8) Includes 10,000 shares of common stock held by Lee Ittner, 28,750 shares of common stock issuable upon the exercise of options held by Paul Biberkraut and 10,000 shares of common stock issuable upon the exercise of options held by each of Lee Ittner and David Rector, all of which were exercisable within 60 days of the date of this table.

                        NOTICE TO STOCKHOLDERS OF ACTION
                       APPROVED BY CONSENTING STOCKHOLDERS

         The following actions have been approved by the written consent of the stockholders holding a majority of the issued and outstanding shares of the Company's Voting Stock:

                  AMENDMENT INCREASING THE NUMBER OF AUTHORIZED
                      SHARES OF THE COMPANY'S CAPITAL STOCK

PURPOSE AND EFFECT OF THE CAPITAL STOCK INCREASE

         The Company's Board of Directors has determined that it is in the Company's best interest to increase the number of authorized shares of Common Stock. The Board of Directors believes that the Amendment will provide the Company with greater flexibility by increasing the Company's authorized capital to allow it to issue additional shares of Common Stock as the Board of Directors deems necessary or advisable. Because of the number of shares that have been reserved for issuance upon the potential conversion of our Preferred Stock, if we do not increase the number of authorized shares of Common Stock we will be unable to pursue certain future transactions for the purpose of raising equity capital. Consequently, the Board of Directors has recommended that the Company increase the number of authorized shares of capital stock to 30,000,000 shares, of which 20,000,000 shares shall be designated as Common Stock and 10,000,000 shares shall remain designated as Preferred Stock which may be issued in one or more series or classes as designated by the Board of Directors, from time to time, without the approval of stockholders.

         The Capital Stock Increase will not have any immediate effect on the rights of existing stockholders. However, the Board of Directors will have the authority to issue authorized Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock without requiring future stockholder approval of such issuances, except as may be required by the Company's Certificate of Incorporation or applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders.

         The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by its stockholders. Shares of authorized and unissued Common Stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

         The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the Amendment is not prompted by any specific effort or takeover threat currently perceived by management.

DESCRIPTION OF COMMON STOCK

         The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at times and in amounts as the board of directors may from time to time determine, subordinate to any preferences that may be granted to the holders of preferred stock. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote.

         The common stock is not entitled to preemptive rights and may not be redeemed or converted. Upon our liquidation, dissolution or winding up, after payment of all of our debts and liabilities and fulfillment of the rights of any outstanding class or series of preferred stock that has priority to distributed assets, the assets legally available for distribution to our shareholders are divided among the holders of the common stock, Series B Preferred Stock, Series

D Preferred Stock and Series E Preferred Stock in proportion to the number of shares of common stock held by them, with the Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock being treated as though it had converted into common stock in accordance with its terms. The rights of holders of common stock are subordinate to those of holders of any series of preferred stock.

                       AMENDMENT OF BYLAWS INCREASING THE
                         NUMBER OF AUTHORIZED DIRECTORS

PURPOSE AND EFFECT OF THE BYLAW AMENDMENT

         The Board of Directors believes that it is in the Company's best interest to increase the size of the Board of Directors from five (5) members to a range consisting of not less than five (5) nor more than nine (9) members, with the exact number of directors to be authorized by resolution of the Board of Directors. The Board of Directors has therefore proposed that the text of
Article III, Section 3.3(i) of the Bylaws of the Company be amended and restated in its entirety to read:

         "The authorized number of Directors shall be, until changed by a duly adopted amendment to the Certificate of Incorporation or by an amendment to this
Section 3.3 of these Bylaws adopted by the vote or written consent of shareholders entitled to exercise majority voting power as provided in the DGCL, such number as may from time to time be authorized by resolution of the Board, provided that such number shall not be less than five (5) nor more than nine
(9)."


         The proposed Bylaw Amendment will allow the Company to appoint additional qualified directors. The Board of Directors also believes that the availability of additional director positions will provide it with the flexibility to identify and recruit key individuals whose industry knowledge and expertise will benefit the Company by contributing to discussions as to whether the Company should establish strategic relationships with other companies or take any other proper corporate action. Furthermore, the proposed range of authorized persons serving as directors offers the Board of Directors greater flexibility in determining the size of the Board without further stockholder approval, within the range set by the stockholders.

         The Board of Directors believes that the proposed increase in the number of directors will allow the Company to increase the number of outside independent directors, which may serve to further legitimize the actions of the Board of Directors and ensure that proposed corporate transactions are at arm's-length. However, the proposed amendment to increase the size of the Board of Directors could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. For example, in the event of a hostile attempt to take over control of the Company, it may be easier for the Company to impede the attempt with a larger Board since it would require more directors to vote in favor of the take-over attempt. The Bylaw Amendment, therefore, may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed Amendment may limit the opportunity for the Company's stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Board of Directors is not, however, aware of any attempt to take control of the Company and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.


                       INFORMATION RELATED TO BOTH ACTIONS

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         None of our officers or directors, nor any of their associates, has a substantial interest, direct or indirect, by security holdings or otherwise, in either the Capital Stock Increase or the Bylaw Amendment.

APPROVAL OF BOARD OF DIRECTORS

         On July 25, 2005, our Board of Directors adopted resolutions authorizing and approving the Amendments. The Board of Directors directed management to submit the Amendments to our stockholders for approval and reserved the right to abandon the Amendments at any time prior to the Effective Time.

APPROVAL OF STOCKHOLDERS AND INFORMATION ABOUT THE MAJORITY GROUP

         Under the Delaware General Corporation Law and our Bylaws, our stockholders may approve the Amendments without a meeting, without prior notice and without a vote if a written consent to the Amendments is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted (here, a majority of the outstanding shares of Voting Stock).

         On the Record Date we had approximately 199 stockholders of record (197 holders of Common Stock and 2 holders of voting Preferred Stock) holding an aggregate of 8,622,978 (consisting of 4,819,942 shares of Common Stock and 3,803,036 shares of voting Preferred Stock) shares of Voting Stock. Of those shares, approximately 72.56%, or 6,259,070 shares, were controlled by the Majority Group. Of the Voting Stock, each holder of Common Stock is entitled to one vote per share and each holder of voting Preferred Stock is entitled to the number of votes that is represented by the number of shares of Common Stock that such share of voting Preferred Stock would be convertible into as of the Record Date. The proposed actions to implement the Amendments require the affirmative vote or written consent of the holders of a majority of the outstanding shares of our Voting Stock as of the Record Date. The Majority Group, which holds a majority of our Voting Stock, approved the Amendments by written consent effective as of August ___, 2005. Accordingly, no other stockholder approval is required and is not being solicited in connection with the Amendments.

         Information about the Majority Group that consented to the Amendments and the number of shares of Voting Stock owned as of the Record Date and included in the written consent approving the Amendments is as follows:

                                                                                  Number of Shares of
                                     Name of Stockholder                             Voting Stock
                                     -------------------                             ------------
                    Silvano DiGenova
                    9478 West Olympic Blvd., Beverly Hills, California                 1,908,264
                    90212

                    Stanford International Bank Limited
                    c/o Stanford Venture Capital Holdings, Inc.                        4,350,806
                    6075 Poplar Avenue
                    Memphis, TN 38119
                                                                   TOTAL:              6,259,070

ESTIMATED EFFECTIVE TIME

         We anticipate that the COI Amendment will be filed with the Delaware Secretary of State and the Capital Stock Increase will become effective on or about August ___, 2005 ("Effective Time"). The Bylaw Amendment will also become effective at the Effective Time. However, in no event will either Capital Stock Increase or the Bylaw Amendment be consummated earlier than that twentieth day after this information statement is sent or given to those persons or entities that held Voting Stock as of the Record Date.

DISSENTERS' RIGHTS OF APPRAISAL

         The Delaware General Corporation Law does not provide for appraisal rights in connection with either the increase of authorized shares of the Company's capital stock or the increase in the number of the Company's authorized directors.


           WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

         The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and Form 10-Q with the Securities and Exchange Commission ("SEC"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC may be obtained free of charge.

                                   APPENDIX A
                                   ----------

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            SUPERIOR GALLERIES, INC.


         SUPERIOR GALLERIES, INC. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         1. The name of the Corporation is SUPERIOR GALLERIES, INC.

         2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Subparagraph A of Article VI thereof and by substituting in lieu of said Subparagraph A of Article VI the following new Subparagraph A of
Article VI:

         The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of capital stock the Corporation is authorized to issue is Thirty Million (30,000,000) shares. Twenty Million (20,000,000) shares shall be Common Stock, $0.001 par value per share, and Ten Million (10,000,000) shares shall be Preferred Stock, $0.001 par value per share.

         3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendment herein certified has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.

Executed on this ___ day of August 2005.


                                                     /s/ Silvano DiGenova
                                                     ---------------------------
                                                     Silvano DiGenova, President